UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2017

(Date of Report: Date of earliest event reported)

NU-MED PLUS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

455 East 500 South, Suite 203, Salt Lake City, Utah 84111

 (Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code: (801) 746-3570

__________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 3.02 Unregistered Sales of Equity Securities.

On September 8, 2017, we completed a Stock Purchase Agreement with Smith Corporate Services, Inc. (SCS) for 1,600,000 shares of common stock at $0.25 per share for a total purchase price of $400,000.  We received $45,000 for the initial issuance of 180,000 shares of our common stock to SCS.  The remaining balance of the purchase price, $355,000, may be purchased at any time and in any quantity until August 30, 2018, when the Stock Purchase Agreement will terminate and SCS will no longer be able to purchase the balance of shares.  A copy of the completed Stock Purchase Agreement is attached in Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Table #

Title of Document

Location

10.1

Stock Purchase Agreement

This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

Date: September 20, 2017

      Jeffrey L. Robins, CEO